Page # of 16

Robert Fine

May 14, 2004

Exhibit 10.19

PERSONAL & CONFIDENTIAL

May 14, 2004

Mr. Robert Fine

355 East 72nd Street, Apt. 16E

New York, NY 10021

Telephone 212-472-0796

Re:

Employment Agreement

Dear Rob:

This letter (this “Agreement”) confirms the terms and conditions of your employment with Descap Securities, Inc. (“Descap”) or another of the wholly-owned subsidiaries of First Albany Companies Inc. (collectively, the “Company”).

1.

This Agreement is being entered into as a condition of the agreement of First Albany Companies Inc. to enter into that certain Stock Purchase Agreement with the Shareholders of Descap Securities Inc. dated as of February 18, 2004 (the “Stock Purchase Agreement”).  The covenants contained herein are given by you in consideration for the payments and the other benefits conferred upon you by the Stock Purchase Agreement.  You acknowledge and agree that these covenants are reasonable and necessary to protect the Company’s Confidential Information, customer goodwill and other business interests.  You further agree and declare that the restraints contained in this Agreement are intended to be enforceable in view of the legitimate interests of the Company.

2.

Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Stock Purchase Agreement.

3.

The term of this Agreement shall commence on the Closing Date and shall continue for a period of thirty-six (36) months or until the end of the last Earnout Period, if later, unless terminated earlier in accordance with Paragraph 7 of this Agreement or extended by mutual agreement of the parties (the “Employment Period”).

4.

Duties.  You will serve in the position of President and Director of Descap and Executive Managing Director of the Company.  You will also serve as a member of the Operating Committee of the Company.

5.

Compensation and Benefits.

(a)

We will pay you a base salary at the rate of $300,000 per year (the “Annual Base Salary”) during the Employment Period, which shall be payable in accordance with the Company’s regular payroll practices.  Your Annual Base Salary may be increased at the discretion of the Company.

(b)

During the Earnout Periods, you will be eligible to receive forty-five percent (45%) of the Descap Management Bonus Pool (the “Bonus Pool”), which shall be payable for each Earnout Period in the following two parts:

(i)

The first part of the Bonus Pool shall consist of: $2.5 million less the aggregate Annual Base Salary of the Key Employees and shall be paid out quarterly.

(ii)

The second part of the Bonus Pool shall consist of an amount equal to any excess above $2.5 million of:  (A) Descap’s “Pre-Tax Net Income” (as such term is defined in the Stock Purchase Agreement) for such Earnout Period (including giving effect to the $2.5 million in aggregate compensation payable to the Key Employees for such period), less (B) fifty percent (50%) of Descap’s total net revenues for such period, and shall be paid out at the same time other bonuses are paid to other employees of the Company.

(c)

You will also be entitled to participate in the employee benefit plans available to executives of the Company, such as group health, dental, life and disability, all in accordance with the terms of such plans.  By your signature below, you acknowledge that the details of such plans have been made available to you and you accept their respective terms and conditions.

(d)

You will be reimbursed for your business expenses in accordance with Company policy.

(e)

All compensation shall be subject to standard payroll withholdings.

6.

Covenants.

(a)

You acknowledge that the Company has provided substantial consideration to you in the Stock Purchase Agreement.  The Company would not have entered into the Stock Purchase Agreement without your assurances and promises contained herein, which include, generally, your agreement not to misappropriate the goodwill of the Company’s customers and not to put yourself in a position during or following your employment with the Company in which Confidential Information may be compromised, and the specific covenants set forth below.  You agree that the time limitation, scope of business and geographic scope set forth in this Paragraph 6 are reasonable and are properly required for the adequate protection of the business interests of the Company.  You also agree that to the extent provided in this Paragraph 6, your obligations shall survive the termination of your employment, regardless of the reason for such termination.

(b)

You agree that at all times during your employment with the Company and for a period of three (3) years following the termination of your employment, you will not disclose any Confidential Information, directly or indirectly, to any Person without the prior written permission of the Company, except as is required in the normal course of your employment or required by law.  Upon termination of your employment by the Company for any reason, or at such earlier time as the Company may request, you shall forthwith return to the Company all Confidential Information and other property in your possession belonging to the Company or any of its Affiliates.

(c)

You covenant and agree that during the Restricted Period (as defined below) neither you nor any entity controlled by you or under common control with you, shall, directly or indirectly, as a director, officer, employee, manager, advisor, consultant, independent contractor, agent or otherwise, engage in any of the following activities:

(i)

You shall not own any direct or indirect interest in, accept employment with, serve as a director, officer, employee, manager, advisor, consultant, independent contractor, agent or in any similar capacity, or accept compensation, remuneration or benefits (in any form) from, any Competing Business (as defined below) (including any new business started by you alone or with others); provided, however, that the provisions of this Paragraph 6(c)(i) shall not be deemed to prohibit your ownership of not more than four percent (4%) of the total shares of all classes of stock outstanding of any publicly held company.

(ii)

Neither you nor any entity controlled by you or under common control with you shall:  (A) cause or induce or attempt to cause or induce, or make any statements or perform any acts intended to cause or induce, reasonably likely to cause or induce or having the effect of causing or inducing any present or future customer, vendor, supplier or other business relation of the Company or any Affiliate (or any of their successors) to cease, reduce or alter the nature, amount or terms of the relationship or business conducted with the Company or any Affiliate (or any of their successors), (B) solicit, attempt to solicit or accept business relating to the business of the Company from any Person that is, or in the future becomes, a client of the Company or any Affiliate (or any of their successors), or (C) employ, solicit for employment, or advise or recommend to any other Person that they employ or solicit for employment any employee of the Company or any Affiliate (or any of their successors) or encourage any employee of the Company or any Affiliate (or any of their successors) to alter or terminate his or her employment relationship with the Company or any Affiliate (or any of their successors).  For purposes of the foregoing, “employee” shall include any person who was an employee or independent contractor of or for the Company or any Affiliate (or any of their successors) at any time within six (6) months prior to the prohibited conduct.

(d)

You acknowledge and agree that any violation of the restrictions set forth in this Paragraph 6 would cause substantial, material and irreparable injury to the Company.  In the event of a breach or threatened breach by you of any provision of this Paragraph 6, the Company shall be entitled to apply to any court of competent jurisdiction for a temporary and/or permanent injunction restraining you from such breach or threatened breach, notwithstanding any obligation or voluntary agreement on the Company’s part to submit any dispute regarding the obligations set forth herein to binding arbitration sponsored by the National Association of Securities Dealers (“NASD”).  Nothing herein shall be construed to preclude the Company and/or its Affiliates from pursuing any other available remedy for such breach or threatened breach in addition to, or in lieu of, such injunctive relief.

(e)

If during the Restricted Period, you receive an offer of employment or engagement from any Person that is engaged in a Competing Business, or any Person that might reasonably be viewed to be engaged in a Competing Business, regardless of whether your employment or engagement with such Person will, in any manner, directly or indirectly, involve you in that Person’s Competing Business, you will provide a copy of this Agreement to the offeror as soon as is reasonably practicable after receiving the offer and will inform the Company that the offer has been made.

(f)

For purposes of this Paragraph 6, the following terms shall have the meanings indicated:

(i)

“Competing Business” shall mean any business that in any way: (A) conducts, operates, carries out, is engaged in or is involved with institutional sales and/or trading of taxable fixed income securities, or (B) conducts, operates, carries out, engages in or is involved in any other business which the Company or any Affiliate may conduct in the course of your employment with the Company, in each case anywhere in the United States.

(ii)

“Confidential Information” shall mean all nonpublic and/or proprietary information or trade secrets respecting the business of the Company or any Affiliate and/or their respective clients, including, without limitation, its products, programs, projects, promotions, financial information, strategies, new products, plans, studies, forecasts, marketing plans and strategies, business plans and practices, business operations and employees, regardless of whether such information has been reduced to documentary form.  Confidential Information also includes information concerning the Company’s or any Affiliate’s clients, customers and suppliers, such as their identity, address and other information kept by the Company or any Affiliate.  Confidential Information does not include information that is, or becomes, available to the public, unless such availability occurs (A) through an unauthorized act on your part or the part of anyone acting on your behalf or (B) as a result of a disclosure known to you to be in breach of any obligation of confidentiality to the Company.

(iii)

“Restricted Period” shall mean a period of time beginning upon the commencement of your employment with the Company and ending twelve (12) months following the end of the final Earnout Period; provided, however, that if your employment is terminated in the first twenty-four (24) months of your employment, the Restricted Period shall not extend beyond the end of the final Earnout Period.

7.

Termination of Employment.  It is the intention of both you and the Company that you will devote your full time and attention to the Company for the full Employment Period.  However, we agree that your employment may be terminated for the following reasons and with the consequences indicated, provided that in each such instance your rights to Earnout Payments shall continue in accordance with the terms of the Stock Purchase Agreement.

(a)

Your employment will terminate immediately upon your death, disability (as determined in accordance with the Company’s long-term disability plan) or resignation other than for Good Reason (as defined below).  In such event, you or your estate, as applicable, will be paid any remaining Annual Base Salary payments due through your last day of employment.  In addition, in the event of your death or disability, you or your estate, as applicable, will be paid an amount equal to any bonus the Company determined to be payable under Paragraph 5(b), pro-rated to reflect the actual number of days in the bonus year that you performed the duties set forth in Paragraph 4.

(b)

The Company may terminate your employment at any time, subject to the following:

(i)

if your employment is terminated for Cause (as defined below), you will be paid your Annual Base Salary through your last day of employment, and the Company’s obligations under this Agreement shall cease as of the date of your termination, and

(ii)

if your employment is terminated without Cause, you will be provided with the payments and benefits due under this Agreement as if you had remained employed by the Company through the entire Employment Period.  If your continued participation in any benefit plans under this clause (ii) is not permitted by Law or the terms of the applicable plan, the Company shall pay you an amount equal to the value of the benefit, as determined by the Company.

(c)

You may terminate your employment for Good Reason (as defined below); provided that no termination for Good Reason shall be effective unless you have first given the Company written notice of your belief that you have Good Reason to terminate your employment and have given the Company at least thirty (30) days in which to remedy the reasons stated.  If you terminate your employment for Good Reason, you will be provided with the payments and benefits due under this Agreement as if you had remained employed by the Company through the entire Employment Period.  If your continued participation in any benefit plans is not permitted by Law or the terms of the applicable plan, the Company shall pay you an amount equal to the value of the benefit, as determined by the Company.

(d)

Regardless of the reason for any termination of your employment pursuant to this Paragraph 7, you will be reimbursed for all business expenses in accordance with Company policy, and your rights and the rights of your estate and/or any beneficiaries under any benefits plans in which you participated pursuant to Paragraph 5(c) will be determined by Law and the terms of the applicable plans.  No payments will be made under Paragraphs 7(b) or (c), unless and until you sign the Company’s standard general release, in the form annexed hereto as Attachment A (which shall not require you to release your rights under the Stock Purchase Agreement, including, without limitation any dispute with respect to any Earnouts due thereunder), and any payments made pursuant thereto will not be subject to any mitigation obligation.

(e)

For purposes of this Paragraph 7, the following terms shall have the meanings indicated:

(i)

“Cause” shall mean shall mean your (A) indictment or otherwise being formally charged with any felony, (B) commission of any act of dishonesty or moral turpitude which is materially detrimental to the Company and/or its Affiliates, (C) failure to obey the reasonable and lawful orders of the Board of Directors or the Chief Executive Officer or Executive Managing Director of Taxable Fixed Income, not inconsistent with the Stock Purchase Agreement, including the Operating Agreement attached thereto as Annex C, (D) gross negligence in the performance of, or willful disregard of, your obligations hereunder, or (E) willful violation of any Laws or regulations applicable to the operations of Descap; provided that a termination for Cause shall be effected by written notice to you, which shall set forth in detail the acts or omissions upon which the Company is relying for such termination, and, in the case of a termination under clause (C), the Company shall give you at least thirty (30) days in which to remedy the reasons stated, and provided further that a termination under clause (C) shall not be effective if the Company does not provide the required notice within sixty (60) days of the first date it learns of your failure.

(ii)

“Good Reason” shall mean (A) a material diminution of your responsibilities or authority hereunder, (B) the Company’s failure to timely pay you the compensation due hereunder, (C) a material breach by the Company of any obligation to you under the Stock Purchase Agreement, including the Operating Agreement, or (D) the sale of all or substantially all of the assets or securities of the Company, or the merger of the Company, where the Company is not the surviving entity and, in the event of the foregoing, there is a significant change in the executive officers of the Company; provided, however, that no termination for Good Reason under clauses (A) through (C) shall be effective unless notice is given within sixty (60) days of the acts or omissions alleged to have constituted Good Reason; and provided, further that no right to terminate under clause (D) will exist in the event that you continue to report to the same individual, in the same capacity, as immediately prior to that change, nor will any such right to terminate under clause (D) be effective unless exercised within twelve (12) months of the triggering event.

8.

Survival of the Stock Purchase Agreement.  The Stock Purchase Agreement shall remain in full force and effect in accordance with its terms notwithstanding any termination of your employment hereunder.

9.

Miscellaneous.

(a)

Governing Law.  This Agreement shall be subject to, governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles.

(b)

No Waiver.  Any delay in enforcing a party’s rights under this Agreement and any waiver as to a particular default or other matter shall not constitute a waiver of such party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

(c)

Assignment.  Neither party hereto shall assign this Agreement or the rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect.  Notwithstanding the foregoing and without your consent, the Company may assign all or any part of this Agreement and all or any part of its rights and obligations hereunder to an Affiliate.  This Agreement shall be binding upon and inure to the benefit of you and the Company and its Affiliates and, to the extent permitted in this Agreement, their successors and assigns.

(d)

Entire Agreement.  This Agreement contains our entire understanding with respect to the subject matter hereof and supersedes any prior understandings, communications or agreements that we may have had.  This Agreement may not be modified or amended except by a written agreement signed by you and the Company.

(e)

Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; provided that if any provision in Paragraph 6 of this Agreement is restricted, amended, and/or reformed in order to render it valid and enforceable, that restriction, amendment and/or reformation shall only be applicable to the enforcement of the provisions hereof within the jurisdiction of the court or arbitration tribunal that made such determination.

(f)

No Strict Construction; Ambiguities.  This Agreement has been prepared jointly and shall not be strictly construed against either party.  Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

(g)

Notices.  Any notice to be given under this Agreement by a party shall be given in accordance with the notice provisions set forth in the Stock Purchase Agreement.

(h)

Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.

(i)  Except as provided herein, the parties agree that any dispute between the parties hereto shall be submitted to arbitration before the NASD.  Notwithstanding the foregoing, the parties agree that any action for specific performance under Paragraph 6 may be brought in, and each party hereby submits to the exclusive jurisdiction of, the United States of America District Court for the Southern District of New York or any New York State Court sitting in the City of New York.  Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection it or he may now have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(ii)  Each party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the addresses specified in the notice provisions of the Stock Purchase Agreement or in any other manner permitted by Law.

(iii)  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

Page # of 16

Robert Fine

May 14, 2004

If the terms of this Agreement are acceptable to you, please sign and return a copy to me If the terms of this Agreement are acceptable to you, please sign and return a copy to me for my files.

Best regards,

First Albany Companies Inc.

By: /S/ROBERT F. CAMPBELL

Robert F. Campbell

Executive Managing Director

Director of Taxable Fixed Income

Descap Securities, Inc.

By: /S/ROBERT M. FINE

Name: ROBERT M. FINE

Title:      President

ACCEPTED AND AGREED:

/S/ROBERT M. FINE

Robert Fine

Date:      May 14, 2004

Page # of 16

Robert Fine

May 14, 2004

ATTACHMENT A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is made and entered into this _____ day of _____________, 200_ by and between ROBERT FINE, an individual residing at _____________________ (“Executive”), and First Albany Companies Inc., a corporation organized and existing under the laws of the State of New York, and having its principal place of business at 30 South Pearl Street, Albany, New York (the “Company”).

WHEREAS, Executive was employed by a wholly-owned subsidiary of the Company  pursuant to and agreement dated as of ______, 2004 (the “Employment Agreement”), and

WHEREAS, the parties have agreed to terminate the Employment Agreement and Executive’s employment thereunder, effective _________ 200_;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.

The effective date of Executive’s termination shall be _________, 200_ (the “Termination Date”).

2.

Subject to and conditional upon Executive’s compliance with the terms and conditions contained in this Agreement, the Company agrees to pay Executive the termination payments set forth in Section 7(_) of the Employment Agreement.  All base salary payments shall be paid to Executive on the Company’s regular payroll days following the effectiveness of this Agreement, in the same manner as the Company processes and pays its salaried employees, and shall be subject to such withholdings and deductions as required by law taken from the gross amount.

3.

As a condition of the Company’s providing the payments and benefits described in Paragraph 2 above, Executive, for himself, his heirs, executors, administrators, trustees, legal representatives, successors and assigns (the “Releasor”), hereby forever fully releases, discharges and acquits the Company, any and all of its affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, employee benefit plans and/or pension plans or funds, successors and assigns and its and their past, present or future officers, directors, trustees, fiduciaries, administrators, employees, agents, representatives, predecessors and shareholders (the “Releasees”) from any and all claims, charges, demands, sums of money, actions, rights, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, which the Releasor may have had, claims to have had, now has, may claim to have or claims to have, which are or may be based upon any facts, acts, conduct, representations, omissions, contracts, claims, events, causes, matters or things of any conceivable kind or character, known or unknown, existing or occurring at any time on or before the Effective Date of this Agreement.  Without limiting the generality of the foregoing, this Release includes, but is not limited to:

a.

any claims or actions under any state’s fair employment practices laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the New York State and New York City Human Rights Laws, the New York City Administrative Code and the New York Labor Laws;

b.

any other claims of discrimination in employment (based on any federal, state or local law, statute or decision);

c.

except as expressly provided herein, any and all claims related to compensation of any kind, including but not limited to, bonuses, incentive payments, severance pay and vacation pay;

d.

any and all claims for damages of any kind;

e.

any and all claims arising out of the execution of this Agreement; and

f.

any and all claims for attorneys’ fees, costs, disbursements or the like which the Releasor ever had, now has or hereafter can, shall or may have against the Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the Effective Date of this Agreement; provided, however, that the foregoing shall not be deemed to release or waive any rights under this Agreement or any vested rights under any compensation or benefit plan maintained by the Company or any affiliate, any rights under any indemnification provisions of any agreement, by-law, article of incorporation, policy of insurance or similar document or of any rights to indemnification Executive may have with respect to his conduct as an employee of the Company, or any rights or claims for continuation of health care benefits as may be available pursuant to applicable law, including health care continuation rights in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended.

Notwithstanding the foregoing or anything else in this Release, this Release shall not constitute, or be deemed to constitute, a release or waiver of Executive’s rights under the stock purchase agreement between First Albany Companies Inc. and the shareholders of Descap Securities Inc. dated as of February __, 2004 (the “Stock Purchase Agreement”), including, without limitation, right to receive payments under or any dispute with respect to any Earnouts due thereunder.

4.

In consideration for the covenants herein and without limiting the generality of the foregoing, the Releasor agrees, to the extent permitted by law, not to bring any action or claim with or before the Equal Employment Opportunity Commission, the federal Department of Labor or any other federal, state or local administrative tribunal or court, or any arbitration tribunal claiming any cause of action against the Releasees which is stated as being released, discharged and/or acquitted in this Agreement, and if any agency, tribunal or court assumes jurisdiction over any cause of action or claim which is stated as being released, discharged and/or acquitted in this Agreement, the Releasor will request such agency, tribunal or court to withdraw from the matter.  In the event that any such cause of action is filed by the Releasor, the Releasor agrees, to the extent permitted by law, that (a) the payments and cost of any benefits provided hereunder shall be immediately due and repayable to the Company, with interest from the date of this Agreement; and (b) the Releasor shall promptly cover any costs incurred by the Releasees in connection with defending said claim, including attorneys’ fees.

5.

Executive further acknowledges and agrees that:

a.

The obligations set forth in Paragraph 6 of the Employment Agreement shall continue after the Effective Date of this Agreement in accordance with the terms thereof and are incorporated in this Agreement as if set forth fully herein.

b.

Executive will not discuss, disclose or otherwise communicate or permit to be disclosed or communicated, to any person (other than Executive’s spouse, attorney, accountant or tax advisors) the terms of this Agreement or information relating to any discussions, proposals or other communications relating to the negotiation and preparation of this Agreement, except as may otherwise be required by law [or as otherwise agreed to in writing by the Company].

c.

The obligations set forth in this Paragraph 5, and in Paragraph 6 of the Employment Agreement (by reference) are necessary and reasonable in order to protect the Company and its business, and Executive expressly agrees that monetary damages would be inadequate to compensate the Company for any breach by Executive of the covenants and agreements contained in said paragraphs.  Accordingly, Executive agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to the Company and that, in addition to any other remedies that may be available in law, equity, or otherwise, the Company shall be entitled to obtain injunctive relief against the threatened breach of said paragraphs or the continuation of such breach by Executive, without the necessity of proving actual damages.

d.

Executive agrees to give the Company timely and prompt written notice (in the manner provided for in Paragraph 11 below) of the receipt of any subpoena, court order or other legal process compelling the disclosure of any of the above information and/or documents or any other confidential information, so as to allow the Company reasonable opportunity to take such action as may be necessary in order to protect such information and/or documents from disclosure.

6.

Neither the Company nor Executive shall make any comments or statements to the press, to present or former employees of the Company (or of its parents, subsidiaries or affiliates), to any individual or entity with whom or which the Company or any of its subsidiaries or affiliates has a business relationship, or to others, which could reasonably be expected to affect adversely the conduct of the Company’s business or its reputation or the conduct of business or the reputation of any of the Company’s parents, subsidiaries or affiliates or the reputation of Executive.

7.

Executive agrees to cooperate and assist with, to the extent reasonable, the orderly transition of Executive’s duties to other employees of the Company, such that the conduct of the Company’s business may not be materially interrupted and Executive’s exit from the Company may be without incident.

8.

Executive will cooperate with the Company and its counsel, to the extent reasonable in light of the facts and Executive’s other obligations, in connection with any investigation, administrative proceeding or litigation relating to any matter in which Executive was involved or of which Executive has knowledge as a result of his employment by the Company.

9.

Executive represents and warrants that he has returned to the Company all of the Company’s property (including, without limitation, employee lists, records, manuals and reports of any kind or description, and any and all Company identification cards, card key passes, corporate credit cards, corporate phone cards, files, memoranda, keys, computer hardware, corporate cellular phones, and software) in Executive’s possession and has not, and will not, retain any duplicates or reproductions of such items.  Notwithstanding the foregoing, nothing herein shall prevent Executive from retaining and utilizing his personal records, including copies of benefit plans and programs in which he retains an interest, desk calendars and other personal office effects.

10.

Executive acknowledges and warrants that:

a.

The payments and benefits provided for by this Agreement are in full satisfaction of the obligations of the Company as set forth in the Employment Agreement and that his execution of this Agreement is a condition of his receipt thereof.

b.

Executive has had the opportunity to consider, for at least twenty-one (21) days, the terms and provisions of this Agreement, although he is not prevented from executing this Agreement anytime before the expiration of the twenty-one (21) day period.

c.

Executive has been advised to consult with an attorney of his choosing prior to executing this Agreement.

d.

Executive has carefully read this Agreement in its entirety and fully understands the significance of all of its terms and provisions.

e.

Executive is signing this Agreement voluntarily and of his own free will and assents to all the terms and conditions contained herein.

f.

Executive represents and acknowledges that, in executing this Agreement, he has not relied upon any representation or statement not set forth herein or in the Employment Agreement or the Stock Purchase Agreement.

g.

Executive shall have the right to revoke this Agreement for a period of seven days following his execution of this Agreement, by giving written notice of such revocation in accordance with Paragraph 11 below, and this Agreement shall become effective on the eighth day following its execution by Executive as long as he has not exercised his right to revoke (the “Effective Date”).

11.

All notices that Executive is required to give under this Agreement shall be to First Albany Corporation, P.O. Box 52, Albany, New York 12201-0052, Attention: Stephen P. Wink.

12.

The terms of this Agreement and all rights and obligations of the parties hereto including its enforcement shall be interpreted and governed by the laws of the State of New York without regard for its choice of laws provisions.

13.

This Agreement sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior agreements, or understandings between the parties hereto as to such subject matter.

___________________________

ROBERT FINE

FIRST ALBANY CAPITAL

By:

STATE OF NEW YORK

)

)ss:

COUNTY OF ________

)

On this ____ day of _____________, 200_, before me personally came ROBERT FINE to me known, who, being by me duly sworn, did depose and say that he resides in ______________________; that he is the person described in and which executed the foregoing instrument; and that he duly acknowledged to me that he executed the same.

___________________________

Notary Public

STATE OF NEW YORK

)

)ss:

COUNTY OF ALBANY

)

On this ____ day of ___________, 200_, before me personally came __________________to me known, who, being by me duly sworn, did depose and say that he/she is the _____________________________________ of First Albany Capital, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and he/she signed his name thereto by like order

___________________________

Notary Public